Exhibit 99.1

i2 Reports First Quarter 2006 Results

Company Achieves Fourth Straight Quarter of Profitability

DALLAS – May 4, 2006 – i2 Technologies, Inc. (NASDAQ: ITWO) today announced results for the first quarter 2006.

A summary of first quarter results:

•	Total revenue was $64.0 million

•	Total costs and expenses were $59.8 million

•	Net income applicable to common shareholders was $1.8 million

•	Diluted earnings per share (GAAP) were $0.07

•	Non-GAAP diluted earnings per share were $0.21 (excluding stock option expense and contract revenue and contract expense)

•	Total bookings were $61.6 million, including $9.4 million of software solutions bookings

“In the first quarter, we recorded our fourth consecutive quarter of profitability while at the same time implementing strategies to drive future growth,” stated i2 Chief Executive Officer Michael McGrath. “Equally important, we have made excellent progress with our new next-generation solutions, which I believe will reshape the supply chain management market. We will be describing our progress on these next-generation solutions in detail next week at i2 Planet.”

First Quarter Results

Revenue Detail

Total revenue for the first quarter was $64.0 million, as compared to $81.9 million in the first quarter of 2005. Total revenue in the first quarter of 2005 included a one-time customer settlement of $8.5 million as well as contract revenue of $3.1 million.

i2 had total first quarter software solutions revenue, which includes core license revenue, recurring license revenue as well as fees received to develop the licensed functionality, of $16.9 million. This compares to $25.4 million of software solutions revenue in the first quarter of 2005. Excluding the $8.5 million customer settlement recorded in first quarter 2005, software solutions revenue was flat year-over-year.

Services revenue in the first quarter was $23.9 million, which compares to first quarter 2005 services revenue of $27.6 million. Services revenue includes fees received from arrangements to customize or enhance previously purchased licensed software. Services revenue also includes reimbursable expenses.

First quarter maintenance revenue was $23.2 million, compared to $25.8 million in the first quarter of 2005.

Costs and Expenses

Total costs and expenses for the first quarter of 2006 were $59.8 million, including $3.7 million in stock option expense. This compares to $101.3 million in the first quarter of 2005. Costs and expenses in the year-ago quarter included $23.6 million of restructuring and non-operating legal expenses. The year-over-year reductions in operating expenses were across virtually all areas of the cost structure and are a realization of the restructuring efforts implemented in 2005.

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i2 Reports First Quarter 2006 Results

Net Income

The company reported first quarter 2006 net income applicable to common shareholders of $1.8 million or $0.07 per fully diluted share.

Non-GAAP Earnings Per Share

The company provides non-GAAP financial measures to assist shareholders with the analysis of financial and business trends related to the company’s operations. These calculations are not in accordance with, or an alternative for, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies, but are used as a tool by management to measure the effectiveness of i2’s business.

Non-GAAP diluted earnings per share in the first quarter 2006 were $0.21, compared to a loss of ($1.52) per diluted share in the comparable period last year on a non-GAAP basis. Non-GAAP diluted earnings per share exclude stock option expense and the net effect of contract revenue and contract expense.

Contract revenue is the result of the recognition of certain revenue carried on i2’s balance sheet as a portion of deferred revenue and is a result of the company’s 2003 financial restatement. The timing of the recognition of deferred contract revenue is difficult to predict and is not typically associated with current business or cash collections. The company did not recognize a material amount of contract revenue or expense during the first quarter of 2006.

	Quarter Ended 03-31-06	Quarter Ended 03-31-05
GAAP Diluted EPS	$0.07	($1.36)
Add: Stock option expense	$0.14	$0.00
Less: Effect of contract revenue and expense	$0.00	($0.16)
Non-GAAP Diluted EPS, excluding stock option and contract revenue and expense	$0.21	($1.52)

Please see the attached schedule for a reconciliation of GAAP to non-GAAP financial measures.

Balance Sheet Items

On March 31, 2006, i2’s total cash (including restricted cash) totaled $115.1 million.

Total debt at the end of the first quarter was $107.2 million, which included $83.3 million of long-term debt and $23.9 million of short-term debt. The increase in total debt from the December 31, 2005 amount of $100.7 million was primarily due to the exercise of the remaining overallotment

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i2 Reports First Quarter 2006 Results

option granted to the holders of the company’s 5 percent senior convertible notes due 2015. This increase was partially offset by the open-market repurchase of $1.1 million of our 5.25 percent convertible subordinated notes due December 15, 2006.

The company experienced negative cash flow from operations of $8.0 million in first quarter 2006. Included in the first quarter operating cash outflows were the cash payment of employee profit-sharing and bonuses earned in 2005, non-operating legal fees, the 2006 director and officer insurance premium as well as other pre-paid expenses.

Full Year 2006 Outlook

Effective January 1, 2006, the company adopted Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” using the modified prospective method of transition, which does not require restatement of prior periods. During the first quarter, the company recorded $3.7 million of non-cash stock option expense. The company estimates that full year 2006 stock option expense will be approximately $16 million, or approximately $0.62 per fully diluted share.

The company is revising its full year 2006 operating revenue (operating revenue is total revenue less contract revenue) outlook. Previous expectations were for 2006 operating revenue to be equal to or slightly above the comparable amount from 2005, but the company now expects operating revenue in 2006 to be below the 2005 amount. Software solutions revenue is expected to be lower than previous expectations due to lower than planned bookings and a shift in the mix of anticipated bookings to more of the company’s next-generation solutions, which generally have a longer revenue recognition period than its traditional solutions. In addition, services revenue has not increased as quickly as anticipated, largely due to lower than planned headcount.

Although operating revenue is expected to be lower than its previous outlook, because of lower operating costs the company is not currently changing its previously announced expectation of non-GAAP earnings per share for full year 2006 (excluding stock option expense and the impact of contract revenue) of $1.00 to $1.20 per fully diluted share.

The company’s statements regarding future financial performance are based on current expectations, which include the company achieving projected software solutions and services revenue and bookings expectations as well as continued cost controls. These statements regarding future financial performance are forward looking. Actual results may differ materially. See “i2 Cautionary Language” below.

Earnings Conference Call and Web Cast Information

The i2 management team will host a live conference call with investors today, May 4 at 10 a.m. EDT to discuss the first quarter 2006 financial results. Investors and other interested parties may access the call and accompanying slide presentation via web cast through the company’s Web site at www.i2.com/investor.

An audio replay of the conference call will be available for approximately 24 hours following the call. To access the replay, dial (800) 475-6701 (USA) or (320) 365-3844 (International) and enter access code 825819. The web-cast will also be archived via the company’s Web site at http://www.i2.com/investor.

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i2 Reports First Quarter 2006 Results

In addition, i2 will host a meeting for investors and analysts next week at i2 Planet 2006. The meeting is scheduled from 5 -7 p.m. EDT on Thursday, May 11 at the Wynn Hotel in Las Vegas, NV. The meeting will be open to the public via webcast and available on the company’s Web site at http://www.i2.com/investor.

About i2

i2 helps business leaders make better supply chain decisions. i2’s flexible next-generation solutions are designed to synchronize demand and supply across ever-changing global business networks. i2’s innovative supply chain management tools and services are pervasive in a wide cross-section of industries; 20 of the AMR Research Top 25 Global Supply Chains belong to i2 customers. Learn more at www.i2.com.

i2 is a registered trademark of i2 Technologies US, Inc. and i2 Technologies, Inc.

i2 Cautionary Language

This press release contains forward-looking statements that involve risks and uncertainties, including forward-looking statements regarding i2’s outlook for 2006 operating revenue and non-GAAP earnings per share, as well as the company’s investment in revenue generating areas of its business. These forward-looking statements involve risks and uncertainties that may cause actual results to differ from those projected. For a discussion of factors which could impact i2’s financial results and cause actual results to differ materially from those in forward-looking statements, please refer to i2’s recent filings with the SEC, particularly the Annual Report on Form 10-K filed March 15, 2006. i2 assumes no obligation to update the forward-looking information contained in this news release.

For More Information Contact:

Tom Ward

i2 Investor Relations

469-357-3854

tom_ward@i2.com

Beth	Elkin

i2 Corporate Communications

469-357-4225

beth_elkin@i2.com

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	March 31 2006	December 31, 2005
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$109,227	$112,882
Restricted cash	5,903	4,773
Accounts receivable, net	22,732	25,887
Deferred contract costs	311	311
Other current assets	18,373	19,219

Total current assets	156,546	163,072

Premises and equipment, net	13,295	14,056
Intangible assets, net	5,154	4,906
Goodwill	14,760	14,440
Non-current deferred tax asset	5,373	5,971

Total assets	$195,128	$202,445

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$10,569	$11,766
Accrued liabilities	33,452	36,925
Accrued compensation and related expenses	14,907	23,847
Deferred revenue	93,678	99,870
Current portion of long-term debt	23,860	25,000

Total current liabilities	176,466	197,408

Long-term debt	83,349	75,691

Total liabilities	259,815	273,099
Commitments and contingencies

Stockholders’ deficit:
Preferred Stock, $0.001 par value, 5,000 shares authorized, none issued and outstanding	—	—
Series A junior participating preferred stock, $0.001 par value, 2,000 shares authorized, none issued and outstanding	—	—
Series B 2.5% convertible preferred stock, $1,000 par value, 150 shares authorized, 104 issued and outstanding	100,077	100,065
Common stock, $0.00025 par value, 2,000,000 shares authorized, 20,702 issued and outstanding	5	5
Warrants for common stock	3,125	3,125
Additional paid-in capital	10,424,058	10,420,262
Accumulated other comprehensive loss	(735)	(1,147)
Accumulated deficit	(10,591,217)	(10,592,964)

Net stockholders’ deficit	(64,687)	(70,654)

Total liabilities and stockholders’ deficit	$195,128	$202,445

I2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2006	2005
	(unaudited)	(unaudited)
Revenues:
Software solutions	$16,922	$25,409
Services	23,874	27,627
Maintenance	23,214	25,818
Contract	33	3,057

Total revenues	64,043	81,911

Costs and expenses:
Cost of revenues:
Software solutions	3,403	4,927
Services and maintenance	23,336	28,685
Sales and marketing	10,954	18,368
Research and development	8,698	11,800
General and administrative	13,455	25,643
Restructuring charges and adjustments	(50)	11,848

Total costs and expenses	59,796	101,271

Operating income (loss)	4,247	(19,360)

Non-operating income (expense), net	157	(4,760)

Income (loss) before income taxes	4,404	(24,120)
Income tax expense	2,014	1,582

Income (loss) from continuing operations	2,390	(25,702)

Income from discontinued operations, net of taxes	—	1,210

Net income (loss)	$2,390	$(24,492)

Preferred stock dividend and accretion of discount	629	743

Net income (loss) applicable to common shareholders	$1,761	$(25,235)

Net income (loss) per common share applicable to common shareholders:
Total:
Basic	$0.07	$(1.36)
Diluted	$0.07	$(1.36)

Discontinued operations
Basic	$—	$0.06
Diluted	$—	$0.06

Continuing operations including preferred stock dividend and accretion of discount
Basic	$0.07	$(1.42)
Diluted	$0.07	$(1.42)

Weighted-average common shares outstanding:
Basic	25,195	18,613
Diluted	25,653	18,613

I2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31
	2006	2005
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income (loss)	$2,390	$(24,492)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	1,814	1,713
Stock option expense	3,652	—
Amortization of deferred compensation	138	188
Gain on sale of securities	(501)	—
(Gain) loss on disposal of equipment	(29)	718
Provision (credit) for bad debts charged to costs and expenses	(34)	163
Deferred income taxes	905	230
Changes in operating assets and liabilities:
Accounts receivable, net	3,254	3,431
Other current assets	625	(491)
Accounts payable	(1,181)	964
Accrued liabilities	(4,049)	15,873
Accrued compensation and related expenses	(8,916)	(4,991)
Deferred revenue	(6,042)	1,189

Net cash used in operating activities	(7,974)	(5,505)

Cash flows from investing activities:
Restrictions (added to) released from cash	(1,130)	1,720
Purchases of premises and equipment	(578)	(1,008)
Disposal of premises and equipment	141	—
Purchases of short-term investments	—	(20,000)
Sale of short-term investments	—	16,850
Proceeds from sale of securities	501	—
Purchase of business	(569)	—
Purchase of long-term investments	—	(500)

Net cash used in investing activities	(1,635)	(2,938)

Cash flows from financing activities:
Repurchase of debt	(1,140)	—
Proceeds from issuance of debt	7,500	—
Payment of debt issuance costs	(493)	—
Net proceeds from common stock issuance from options and employee stock purchase plans	6	8

Net cash provided by financing activities	5,873	8

Effect of exchange rates on cash	81	(1,319)

Net change in cash and cash equivalents	(3,655)	(9,754)
Cash and cash equivalents at beginning of period	112,882	133,273

Cash and cash equivalents at end of period	$109,227	$123,519

i2 TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

($ in thousands, except per share data)

	Q1 2006
	GAAP Results	Net Contract Revenue	Stock Option Expense	Non-GAAP Results	Non-Operating Legal and Restructuring	Pro Forma
Revenue	$64,043	$(33)	$—	$64,010	$—	$64,010

Costs and Expenses	59,796	—	(3,652)	56,144	(2,168)	53,976

Operating income	4,247	(33)	3,652	7,866	2,168	$10,034

Non-operating income (expense)	157	—	—	157

Pre-tax income	4,404	(33)	3,652	8,023

Less: Income tax expense (1)	2,014	—	—	2,014

Less: Preferred dividend and accretion of discount	629	—	—	629

Net income applicable to common shareholders	$1,761	$(33)	$3,652	$5,380

EPS applicable to common shareholders	$0.07			$0.21

	Q1 2005
	GAAP Results	Net Contract Revenue	Stock Option Expense	Non-GAAP Results	Non-Operating Legal and Restructuring	Pro Forma
Revenue	$81,911	$(3,057)	$—	$78,854	$—	$78,854

Costs and Expenses	101,271	—	—	101,271	(23,644)	77,627

Operating income (loss)	(19,360)	(3,057)	—	(22,417)	23,644	$1,227

Non-operating income (expense)	(4,760)	—	—	(4,760)

Pre-tax income	(24,120)	(3,057)	—	(27,177)

Less: Income tax expense (1)	1,582	—	—	1,582

Add: Income from discontinued operations, net	1,210	—	—	1,210

Less: Preferred dividend and accretion of discount	743	—	—	743

Net income (loss) applicable to common shareholders	$(25,235)	$(3,057)	$—	$(28,292)

EPS applicable to common shareholders	$(1.36)			$(1.52)

(1)	Adjustments to the company’s GAAP results do not include a tax effect due to the company’s current tax position

i2 TECHNOLOGIES, INC.

KEY PERFORMANCE INDICATORS

(unaudited)

	1Q 05	2Q 05	3Q 05	4Q 05	1Q 06
Software Solutions Bookings (in $ millions) (1)	$7.2	$8.7	$4.6	$11.8	$9.4
Total Bookings (in $ millions) (2)	N/A	N/A	N/A	$81.4	$61.6

Total Revenue Recognized by Region
Greater APAC	15%	20%	20%	20%	21%
EMEA	31%	32%	21%	13%	19%
Americas	54%	48%	59%	67%	60%

Total Revenue	100%	100%	100%	100%	100%

Software Solutions transactions recognized > $1M	3	3	1	3	3
Average amount recognized (in $ thousands)	$122	$211	$279	$486	$244

Deferred Contract Costs (in $ millions)	$1.9	$0.3	$0.3	$0.3	$0.3

Deferred Revenue Contract (in $ millions)	$50.2	$31.8	$30.8	$7.6	$7.6
Deferred Revenue Other	$116.5	$116.5	$99.4	$92.3	$86.1

Total Deferred Revenue	$166.7	$148.3	$130.2	$99.9	$93.7

Days Sales Outstanding	34	26	31	32	32

Total Headcount	1,538	1,345	1,268	1,257	1,259
Direct Sales Representatives	53	43	40	37	42

1.	Software solutions bookings includes bookings for recurring transactions, beginning in the first quarter of 2006.
2.	Total bookings represents potential future revenue that was sold each quarter.